Exhibit 3.8

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Filed in the Office of Secretary of State State Of Nevada	Business Number C2069-1987
Filing Number 20222523098
Filed On 8/1/2022 11:33:00 AM
Number of Pages 2

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and
Restated Articles (PURSUANT TO NRS 78.403)
Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State:
ALR Technologies Inc.

	Entity or Nevada Business Identification Number (NVID):	C2069-1987

2. Restated or Amended and Restated Articles:

☐   Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by

(Select one)	resolution of the board of directors adopted on:
(If amending and restating only, complete section 1, 2 3, 5 and 6)

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

* Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

☐   Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

 (Check only one box)      ☐     incorporators    ☐     board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒   Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.30%

☐ Officer’s Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
☐ The entity name has been amended.	☐ Dissolution
☐ The purpose of the entity has been amended.	☐ Merger
☐ The authorized shares have been amended.	☐ Conversion
☐ Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.	Page 1 of 2

Revised: 1/1/2019

BARBARA K. CEGAVSKE Secretary of State 202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708 Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (pursuant to nrs 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (pursuant to nrs 78.403)

Officer’s Statement (pursuant to nrs 80.030)

4. Effective Date and Time: (Optional)	Date	Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: Domestic corporations only)	Changes to takes the following effect:
The entity name has been amended.
The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
The purpose of the entity has been amended.
The authorized shares have been amended.
The directors, managers or general partners have been amended.
IRS tax language has been added.
Articles have been added.
Articles have been deleted.
	X	Other.
The articles have been amended as follows: (provide article numbers, if available)

The first paragraph of Article IV of the Articles of Incorporation is amended

(attach additional page(s) if necessary)
6. Signature: (Required)	X		CEO
		Signature of Officer or Authorized Signer		Title

X
		Signature of Officer or Authorized Signer		Title
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class on series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
Please include any required or optional information in space below: (attach additional page(s) if necessary)
(continued from Section 5 above) to read as follows:

The aggregate number of shares that the Corporation is authorized to issue is Ten Billion Five Hundred Million (10,500,000,000), of which Ten Billion (10,000,000,000) shares will be common stock with a par value of $0.001 per share, and Five Hundred Million (500,000,000) shares will be preferred stock with a par value of $0.001 per share.

This form must be accompanied by appropriate fees.	Page 2 of 2
Revised 1/1/2019